UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 2, 2020 (May 28, 2020)

Date of Report (Date of earliest event reported)

Mobile Mini, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of Principal Executive Offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value Preferred Share Purchase Rights	MINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on March 1, 2020, Mobile Mini, Inc., a Delaware corporation (“Mobile Mini” or the “Company”), WillScot Corporation, a Delaware corporation (“WillScot”), and Picasso Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of WillScot (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of certain customary closing conditions, Merger Sub will be merged with and into Mobile Mini, with Mobile Mini surviving as a wholly-owned subsidiary of WillScot (the “Merger” or the “Proposed Transaction”).

On May 28, 2020, the Company, WillScot and Merger Sub entered into an amendment to the Merger Agreement (the “Amendment”). The Amendment, among other things: (i) sets forth that the name and ticker symbol of WillScot, as of the effective time of the Merger, shall be “WillScot Mobile Mini Holdings Corp.” and “WSC,” respectively, (ii) approves, consistent with the determination by the Compensation Committee of WillScot’s Board of Directors and as permitted by WillScot’s 2017 incentive award plan, as amended from time to time (the “Incentive Plan”), that the Merger will be deemed a “Change of Control” pursuant to the Incentive Plan with respect to any unvested awards outstanding thereunder as of immediately prior to the effective time of the Merger which were granted to WillScot’s executive officers and certain other senior management team members (the “Subject Awards”), (iii) provides for the conditional redemption of all of Mobile Mini’s outstanding 5.875% senior notes due July 1, 2024, and (iv) corrects certain typographical errors contained in the Merger Agreement and provides written consent to certain actions as required by the Merger Agreement.

With respect to clause (ii) above, the Amendment would have the effect of allowing the acceleration of previously issued equity awards to WillScot employees who experience a qualifying termination within one year of the Merger. There would be no acceleration of equity awards for WillScot employees who do not experience a qualifying termination. Any exercise or settlement of the Subject Awards in respect of any such qualifying termination in connection with the Merger shall be exercised or settled only in shares of common stock of WillScot, after giving effect to the Merger, and not in cash.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Important Information About the Proposed Transaction

In connection with the Proposed Transaction, WillScot filed a registration statement on Form S-4 (No. 333-237746), which includes a prospectus of WillScot and a joint proxy statement of WillScot and Mobile Mini (the “joint proxy statement/prospectus”). The registration statement was declared effective by the SEC on May 5, 2020, and WillScot and Mobile Mini commenced mailing the joint proxy statement/prospectus on or about May 8, 2020. Each party will file other documents regarding the Proposed Transaction with the SEC. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. Investors and security holders are able to obtain these documents (if and when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by WillScot with the SEC may also be obtained free of charge from WillScot by requesting them by mail at WillScot Corporation, 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231. The documents filed by Mobile Mini may also be obtained free of charge from Mobile Mini by requesting them by mail at Mobile Mini, Inc., 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008.

Participants in the Solicitation

WillScot, Mobile Mini, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about WillScot’s directors and executive officers is available in WillScot’s proxy statement, dated March 20, 2020, as supplemented by the supplement dated April 13, 2020, for the 2020 Annual Meeting and WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020. Information about Mobile Mini’s directors and executive officers is available in Mobile Mini’s proxy statement, dated March 16, 2020 as supplemented by the supplement dated April 10, 2020, for its 2020 Annual Meeting of Stockholders and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the Proposed Transaction. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, WillScot or Mobile Mini as indicated above.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Amendment to Agreement and Plan of Merger, dated May 28, 2020, by and among WillScot Corporation, Mobile Mini, Inc. and Picasso Merger Sub, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mobile Mini, Inc.

Dated: June 2, 2020	By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel

Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”) is made as of May 28, 2020 by and among WillScot Corporation, a Delaware corporation (“Parent”), Picasso Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Parent (“Merger Sub”), and Mobile Mini, Inc., a Delaware corporation (the “Company”). For purposes of this Amendment, each of Parent, Merger Sub and the Company shall be referred to as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 1, 2020; and

WHEREAS, in accordance with Section 11.3 of the Merger Agreement, the Parties desire to amend the Merger Agreement to correct certain inaccuracies contained therein and memorialize certain other agreed upon arrangements between the Parties.

NOW, THEREFORE, in consideration of the premises and mutual covenants, representations, warranties and agreements hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the Parties hereto desire to amend the Merger Agreement to make certain amendments thereto as provided below:

1.	Defined Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings specified in the Merger Agreement.

2.	Amendments to Merger Agreement.

a.	The first “WHEREAS” clause in the Recitals to the Merger Agreement is hereby amended to delete the word “unanimously”.

b.	The first sentence of Section 4.2(b) of the Merger Agreement is hereby amended to delete the word “unanimously”.

c.	Section 5.17(e) is hereby amended to insert the following sentence at the end of the clause:

“Notwithstanding the foregoing, issued and unvested equity awards held by Parent Service Providers under the Parent Stock Plans shall be treated in accordance with Section 13 of the Parent Stock Plans upon any Qualifying Termination (as defined in the Parent Stock Plans) in connection with the Merger, subject to and in accordance with the terms of the Parent Stock Plans and any applicable award agreement thereunder.”.

3.

Change in Control under the Parent Stock Plans. The Parties acknowledge and agree that, pursuant to its authority under Sections 4 and 12 of the Parent Stock Plans, the Compensation Committee of the Board of Directors of Parent, for purposes related primarily to employee retention and contingent upon the Closing, has determined that the Merger will be deemed be a “Change in Control” (as such term is defined in the Parent Stock Plans, with respect to any Awards (as such term is defined in the Parent Stock Plans) outstanding under the Parent Stock Plans as of immediately prior to the Effective Time for purposes of any Qualifying Termination (as such term is defined in the Parent Stock Plans) in connection with the Merger, subject to and in accordance with the terms of the Parent Stock Plans and any applicable award agreement thereunder. Any such awards that are exercised, or settled, as applicable, in respect of any Qualifying Termination in connection with the Merger, shall be exercised, or settled, as applicable, only in Common Shares (as such term is defined in the Parent Stock Plans), and, for the avoidance of doubt, not in cash.

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4.

Name of Combined Company. In accordance with Section 3.3 of the Merger Agreement, the Parties hereby agree that the name of Parent as of the Effective Time shall be “WillScot Mobile Mini Holdings Corp.”.

5.	Ticker Symbol. In accordance with Section 3.3 of the Merger Agreement, the Parties hereby agree that the ticker symbol of Parent as of the Effective Time shall be “WSC”.

6.

Dissolution of Dormant Subsidiaries of the Company. The Parties hereby agree that the Company and its authorized officers shall be permitted to take such actions as are reasonably necessary to dissolve each of the following wholly owned Subsidiaries of the Company prior to the Effective Time: (i) JKW Holdings, LLC, a limited liability company organized under the laws of the State of Oklahoma; (ii) Mr. Box, LLC, a limited liability company organized under the laws of the State of Delaware; (iii) Sbox Storage, LLC, a limited liability company organized under the laws of the State of Delaware; (iv) Mr. Box LTD, a limited company registered with the Companies House of the United Kingdom; and (v) Containers 2000 LTD, a limited company registered with the Companies House of the United Kingdom. Parent and Merger Sub hereby waive any allegation of breach by the Company of the operating covenants contained in Section 6.1 of the Merger Agreement in connection with such dissolution.

7.

Company Notes. The Parties hereby agree that, notwithstanding Section 8.5 of the Merger Agreement, the Company shall be permitted to deliver Redemption Notices to the trustee under the Company Notes Indenture and the holders of the Company Notes, in each case, prior to the Closing. For the avoidance of doubt, the Parties hereby agree that (i) the Discharge of the Company Notes and the Company Notes Indenture shall occur concurrently with, and contingent upon, the Closing, (ii) the redemption of the Company Notes shall occur following the Closing and (iii) neither the Company nor any of its Subsidiaries shall be required to pay or deposit any amounts required to redeem the Company Notes or Discharge the Company Notes and the Company Notes Indenture except to the extent such amounts have been previously provided by Parent to the Company or its Subsidiaries, as applicable, in accordance with the Merger Agreement (which amounts, for the avoidance of doubt, shall take into account the redemption prices set forth in the Company Notes Indenture and shall include interest accrued through the date of the redemption).

8.

Parent Notes. In the event Parent and the Company mutually agree in writing to effect an offering of debt securities as contemplated by Section 8.4(d) of the Merger Agreement, the Parties hereby agree that, notwithstanding anything contained in the Merger Agreement to the contrary, Parent shall be permitted to take such actions as necessary to effect the redemption of the 7.875% senior notes due 2022 of its indirect, majority-owned subsidiary, Williams Scotsman International, Inc., on or within 30 days following the Closing Date.

9.

Effects of Amendment. All the amendments to the Merger Agreement set forth in this Amendment shall be deemed to be incorporated in, and made a part of, the Merger Agreement. Effective upon execution of this Amendment by each of the Parties, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “herein,” “hereby,” or words of like import referring to the Merger Agreement, and each reference to the Merger Agreement in the exhibits and schedules thereto (including without limitation the Disclosure Schedules), shall mean and be a reference to the Merger Agreement as amended by this Amendment. Except as specifically amended by this Amendment, each term, provision and condition of the Merger Agreement survives, remains unchanged and shall continue in full force and effect. Except as expressly provided in this Amendment, all references in the Merger Agreement to “the date hereof,” “the date of this Agreement” and words of similar import shall in all instances continue to refer to March 1, 2020.

10.

General Provisions. Article 11 of the Merger Agreement shall apply to this Amendment mutatis mutandis and to the Merger Agreement as amended by this Amendment, taken together as a single agreement, reflecting the terms as amended hereby.

[Signature page immediately follows]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

WILLSCOT CORPORATION

By:	/s/ Hezron T. Lopez
Name:	Hezron T. Lopez
Title:	Vice President, General Counsel & Corporate Secretary

PICASSO MERGER SUB, INC.

By:	/s/ Hezron T. Lopez
Name:	Hezron T. Lopez
Title:	Vice President, General Counsel & Corporate Secretary

MOBILE MINI, INC.

By:	/s/ Kelly Williams
Name:	Kelly Williams
Title:	Chief Executive Officer

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